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CUSIP No. 616911103                   13G                      Page 7 of 9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G


                                  May 14, 1997



           MORGAN STANLEY GROUP INC. and BANK MORGAN STANLEY A.G.

         hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

            BANK MORGAN STANLEY A.G.

   BY:      /s/ Bruce Bromberg
            --------------------------------------------------------------------
            Bank Morgan Stanley A.G.
            Bruce Bromberg  / Counsel  Morgan  Stanley  &  Co.  Incorporated



            MORGAN STANLEY GROUP INC.

   BY:      /s/ Bruce Bromberg
            --------------------------------------------------------------------
            Morgan Stanley Group Inc.
            Bruce Bromberg  / Counsel  Morgan  Stanley  &  Co.  Incorporated